Objective Communication
Weighted average                                                      Exhibit 11


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
                                                                       Three months ended                 Nine months ended
                                                                         September 30,                      September 30,
                                                                   1997              1996             1997              1996
                                                               ------------      -------------     -------------     -----------
Weighted average common shares outstanding                        1,896,577          1,711,413         1,896,577       1,711,413

Shares issued within one year of filing of initial
  public offering                                                                      350,431                           350,431

Options issues within one year of filing of initial
  public offering                                                                      138,000                           138,000

Warrants issued within one year of filing of initial
  public offering                                                                      907,790                           907,790

Convertible securities issued within one year of
  filing of initial public offering                                                    500,000                           500,000

Weighted average of warrants outstanding                            165,267                              156,086

Weighted average shares issued for initial
  public offering                                                 1,800,000                            1,146,667

Weighted average of conversion of preferred
  stock to common stock                                             500,000                              318,519

Weighted average shares issued for overallotment
  of initial public offering                                        270,000                              118,000

Weighted average of options exercised                                 1,667                                3,889
                                                               ------------      -------------     -------------     -----------
                                                                  4,633,511          3,607,634         3,639,738       3,607,634
                                                               ============      =============     =============     ===========
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